                                                                    EXHIBIT ____

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                  by and among


                               DELTA APPAREL, INC.
                                 M. J. SOFFE CO.

                                       and

                           JUNKFOOD CLOTHING COMPANY,

                                  as Borrowers

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Agent


                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders


                             Dated: August ___, 2005

SECTION 1             DEFINITIONS                                                                       8

SECTION 2             CREDIT FACILITIES                                                                 38
          2.1         Loans                                                                             38
          2.2         Letters of Credit                                                                 39
          2.3         [Intentionally Omitted]                                                           42
          2.4         Commitments                                                                       42

SECTION 3 INTEREST AND FEES                                                                             42
          3.1         Interest                                                                          42
          3.2         Fees                                                                              44
          3.3         Changes in Law and Increased Costs of Loans                                       44
          3.4         Maximum Interest                                                                  45

SECTION 4 CONDITIONS PRECEDENT                                                                          47
          4.1         Conditions Precedent to Initial Loans and Letter of Credit                        47
                      Accommodations
          4.2         Conditions Precedent to All Loans and Letter of Credit                            49
                      Accommodations
          4.3         Conditions Subsequent to Initial Loans and Letter of Credit                       50
                      Accommodations

SECTION 5 GRANT OF SECURITY INTEREST                                                                    56
          6.1         Borrower's Loan Account                                                           56
          6.2         Statements                                                                        56
          6.3         Collection of Accounts                                                            56
          6.4         Payments                                                                          57
          6.5         Authorization to Make Loans                                                       58
          6.6         Use of Proceeds                                                                   58
          6.7         Pro Rata Treatment                                                                58
          6.8         Sharing of Payments, Etc.                                                         58
          6.9         Settlement Procedures                                                             59
          6.10        Obligations Several; Independent Nature of Lenders' Rights                        61

SECTION 7 COLLATERAL REPORTING AND COVENANTS                                                            64
          7.1         Collateral Reporting                                                              64
          7.2         Accounts Covenants                                                                65
          7.3         Inventory Covenants                                                               67
          7.4         Equipment and Real Property Covenants                                             67
          7.5         Power of Attorney                                                                 68
          7.6         Right to Cure                                                                     69
          7.7         Access to Premises                                                                69
          7.8         Bills of Lading and Other Documents of Title                                      70

SECTION 8 REPRESENTATIONS AND WARRANTIES                                                                70
          8.1         Corporate Existence, Power and Authority; Subsidiaries                            70
          8.2         Financial Statements; No Material Adverse Change                                  71
          8.3         Chief Executive Office; Collateral Locations                                      71
          8.4         Priority of Liens; Title to Properties                                            71
          8.5         Tax Returns                                                                       71
          8.6         Litigation                                                                        72
          8.7         Compliance with Other Agreements and Applicable Laws                              72
          8.8         Environmental Compliance                                                          73
          8.9         Employee Benefits                                                                 73
          8.10        Bank Accounts                                                                     74
          8.11        Intellectual Property                                                             74
          8.12        Acquisition of Assets                                                             75
          8.13        Solvency                                                                          75
          8.14        Labor Disputes                                                                    75
          8.15        Corporate Name: Prior Transactions                                                76
          8.16        Restrictions on Subsidiaries                                                      76
          8.17        Material Contracts                                                                76
          8.18        Accuracy and Completeness of Information                                          76
          8.19        Survival of Warranties; Cumulative                                                76

SECTION 9 AFFIRMATIVE AND NEGATIVE COVENANTS                                                            77
          9.1         Maintenance of Existence                                                          77
          9.2         New Collateral Locations                                                          77
          9.3         Compliance with Laws, Regulations, Etc                                            77
          9.4         Payment of Taxes and Claims                                                       78
          9.5         Insurance                                                                         79
          9.6         Financial Statements and Other Information                                        79
          9.7         Sale of Assets, Consolidation, Merger, Dissolution, Etc                           81
          9.8         Encumbrances                                                                      82
          9.9         Indebtedness                                                                      83
          9.10        Loans, Investments, Guarantees, Etc                                               84
          9.11        Dividends and Redemptions                                                         85
          9.12        Transactions with Affiliates                                                      86
          9.13        Additional Bank Accounts                                                          87
          9.14        Compliance with ERISA                                                             87
          9.15        End of Fiscal Years: Fiscal Quarters                                              88
          9.16        Change in Business                                                                88
          9.17        Limitation of Restrictions Affecting Subsidiaries                                 88
          9.18        Excluded Real Property; After Acquired Real Property                              88
          9.19        Costs and Expenses                                                                89
          9.20        Further Assurances                                                                90
          9.21        Fixed Charge Coverage Ratio                                                       90

SECTION 10            EVENTS OF DEFAULT AND REMEDIES                                                    90
          10.1        Events of Default                                                                 90
          10.2        Remedies                                                                          92

SECTION 11            JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
                      GOVERNING LAW                                                                     94
          11.1        Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver             94
          11.2        Waiver of Notices                                                                 95
          11.3        Amendments and Waivers                                                            96
          11.4        Waiver of Counterclaims                                                           98
          11.5        Indemnification                                                                   98

SECTION 12            THE AGENT                                                                         98
          12.1        Appointment, Powers and Immunities                                                98
          12.2        Reliance by Agent                                                                 99
          12.3        Events of Default                                                                 99
          12.4        Wachovia in its Individual Capacity                                              100
          12.5        Indemnification                                                                  100
          12.6        Non-Reliance on Agent and Other Lenders                                          101
          12.7        Failure to Act                                                                   101
          12.8        Additional Loans                                                                 101
          12.9        Concerning the Collateral and the Related Financing Agreements                   102
          12.10       Field Audit, Examination Reports and other Information; Disclaimer by Lenders    102
          12.11       Collateral Matters                                                               102
          12.12       Agency for Perfection                                                            104
          12.13       Successor Agent                                                                  104

SECTION 13.           TERM OF AGREEMENT; MISCELLANEOUS                                                 105
          13.1        Term                                                                             105
          13.2        Interpretative Provisions                                                        106
          13.3        Notices                                                                          107
          13.4        Partial Invalidity                                                               108
          13.5        Successors                                                                       108
          13.6        Assignments; Participations                                                      109
          13.7        Entire Agreement                                                                 111
          13.8        No Novation; Reaffirmation of Grant of Security Interest                         111
          13.9        Counterparts, Etc                                                                112

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

Exhibit A                  Assignment and Acceptance

Exhibit B                  Applicable Margins for Interest Rate Calculation

Exhibit C                  Form of Guarantee

Exhibit D                  Information Certificate

Schedule 1.24              Customs Brokers

Schedule 1.47              Excluded Real Property

Schedule 1.89              Permitted Holders

Schedule 8.4               Existing Liens

Schedule 8.7               Permits

Schedule 8.8               Environmental Matters

Schedule 8.10              Bank Accounts

Schedule 8.11              Licensed Intellectual Property

Schedule 8.14              Labor Matters

Schedule 8.17              Material Contracts

Schedule 9.9               Existing Indebtedness

Schedule 9.10              Existing Loans, Advances and Guarantees

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated August ____, 2005 (this "Agreement"), is entered into by and among DELTA APPAREL, INC., a Georgia corporation ("Delta"), M. J. SOFFE CO. a North Carolina corporation ("Soffe"), and JUNKFOOD CLOTHING COMPANY, a Georgia corporation ("JCC"); (Delta, Soffe, and JCC being hereinafter collectively called "Borrowers" and individually a "Borrower"); the parties hereto from time to time as Lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national bank ("Wachovia"), in its capacity as agent for Lenders (in such capacity, "Agent").

                                   WITNESSETH:

         WHEREAS, Delta, certain financial institutions (collectively, "Delta Lenders") and Congress Financial Corporation (Southern) ("Congress"), in its capacity as agent for the Delta Lenders (in such capacity, "Delta Agent"), entered into that certain Amended and Restated Loan and Security Agreement dated October 3, 2003 (as amended, modified or supplemented from time to time prior to the date hereof, the "Existing Delta Loan Agreement"); and Soffe, certain financial institutions (collectively, "Soffe Lenders") and Congress, in its capacity as agent for the Soffe Lenders (in such capacity, "Soffe Agent"), entered into that certain Loan and Security Agreement dated October 3, 2003 (as amended, modified or supplemented from time to time prior to the date hereof, (the "Existing Soffe Loan Agreement"; and, together with the Existing Delta Loan Agreement, the "Existing Loan Agreements"); and

         WHEREAS, Congress was merged with and into Wachovia as of December 31, 2004, with Wachovia being the survivor of such merger, and, as a result thereof, has acquired all of Congress' right , title and interest in and to the Existing Delta Loan Agreement, and constitutes the Delta Agent thereunder, and the Existing Soffe Loan Agreement, and constitutes the Soffe Agent thereunder; and

         WHEREAS, JCC, a wholly owned subsidiary of Delta, desires to acquire all or substantially all of the assets of Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing, a California corporation ("Junkfood Seller"), pursuant to the Asset Purchase Agreement dated as of August 22, 2005, among JCC, Junkfood Seller, Natalie Grof and Blaine Halvorson (as at any time amended, the "Junkfood Asset Purchase Agreement") and, in connection with such acquisition, JCC desires to obtain financing from Wachovia; and

         WHEREAS, Delta has requested that JCC be joined as a Borrower under the Existing Delta Loan Agreement, in order that JCC may obtain extensions of credit thereunder, and that Soffe also be joined as a Borrower, and the Soffe Obligations consolidated, under the Existing Delta Loan Agreement, as amended and restated hereby; and

         WHEREAS, each Borrower has requested that Lenders make available the Credit Facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of marketing, designing, manufacturing and distributing branded and private-label apparel. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the Credit Facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise and Borrowers believe that the consolidation of all Loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lenders, all to the mutual advantage of Borrowers. Lenders' willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise; and

         WHEREAS, each Borrower has agreed to be jointly and severally liable for loans and all outstanding other obligations under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Financing Agreements; and

         WHEREAS, Wachovia is willing to amend and restate the Existing Delta Loan Agreement, as hereinafter set forth, to, among other things, increase the maximum amount of credit that may be obtained thereunder by Borrowers and to add JCC and Soffe as Borrowers thereunder; and

         WHEREAS, each of Borrowers and Wachovia acknowledges and agrees that
(i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Existing Obligations arising in connection with the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith; (ii) it intends that the collateral pledged under the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith shall secure, without interruption or impairment of any kind, all Existing Obligations under the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith, as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; and (iii) all security interests and liens evidenced by the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith are hereby ratified, confirmed and continued; and

         WHEREAS, Borrowers and Wachovia intend that (i) the provisions of the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby and by the other Financing Agreements dated as of the date hereof, be hereby superseded and replaced by the provisions hereof and of the other Financing Agreements; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument,
(a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Acquisition Agreement" shall mean, with respect to each Acquisition Transaction, each stock purchase agreement or asset purchase agreement, as the context may require, to be executed and delivered by and among a Borrower or an Acquisition Subsidiary, as purchaser, and each owner, as seller, of the Capital Stock or assets to be sold to such Borrower or Acquisition Subsidiary, together with any and all permitted amendments, modifications and supplements thereto, restatements thereof and substitutes therefor.

         "Acquisition Consideration" shall mean the consideration given and to be given by a Borrower or any Acquisition Subsidiary for or in an Acquisition Transaction, including the fair market value of any cash, property, Capital Stock or services given and the amount of any Funded Debt assumed or incurred by such Borrower or Acquisition Subsidiary in connection with such Acquisition Transaction.

         "Acquisition Documents" shall mean, individually and collectively, as the context may require, each Acquisition Agreement and any and all other agreements, documents or instruments at any time executed and delivered by a Borrower or an Acquisition Subsidiary, an Acquisition Target or any other Person in connection with an Acquisition Transaction.

         "Acquisition Subsidiary" shall mean a Subsidiary formed by a Borrower after the Closing Date to purchase all of the issued and outstanding Capital Stock, or all or substantially all of the assets, of an Acquisition Target or a division or separate line of business of an Acquisition Target, subject to the satisfaction of each of the following conditions as determined by Agent: (i) no Default or Event of Default exists at the time or would result therefrom; (ii) such Borrower and such Subsidiary deliver to Agent any and all documents, agreements, financial statements, projections and instruments reasonably requested by Agent, in form and substance reasonably satisfactory to Agent in all respects, in connection with such formation, including (a) such documents and instruments as may be necessary to grant or confirm to Agent a first priority perfected lien on and security interest in all of the assets of the Subsidiary, including the Capital Stock in such Subsidiary owned by such Borrower (and subject to any permitted liens), and (b) a joinder agreement executed by such Subsidiary, together with such other collateral documents and opinions of counsel as may be requested by Agent, each in form and substance satisfactory to Agent; and (iii) such Borrower shall give Agent at least 7 days prior written notice before forming such Subsidiary and provide copies of all organizational documents of such Subsidiary to Agent.

         "Acquisition Target" shall mean a Person whose Capital Stock or assets are to be purchased pursuant to the terms of an Acquisition Agreement.

         "Acquisition Transaction" shall mean the transaction pursuant to an Acquisition Agreement for the purchase of all of the issued and outstanding Capital Stock of, or all or substantially all of the assets of, an Acquisition Target, or for the purchase of all or substantially all of the assets of a division or separate line of business of an Acquisition Target.

         "Administrative Borrower" shall mean Delta, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to
Section 6.11 hereof and its successors and assigns in such capacity.

         "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next onesixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a nonUnited States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

         "Agent" shall mean Wachovia Bank, National Association, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         "Agent Payment Account" shall have the meaning set forth in Section 6.3(a) hereof.

         "Agreement Date" shall mean as of August 22, 2005.

         "Amount Due From Factor" shall mean (a)(i) at the date in question, if a current Factor Status Statement has been delivered by Factor to Agent on such date, an amount equal to the aggregate credit balances due from Factor to JCC under the Factoring Agreement on such date as reflected on the Factor Status Statement from Factor, or (ii) if a current Factor Status Statement has not been delivered to Agent on such date, an amount equal to the aggregate credit balances due to JCC under the Factoring Agreement on such date as reflected on the Due From Factor Report delivered to Agent by Borrowers on such date or (iii) in the absence of delivery of the Due From Factor Report, an amount determined by Agent in its sole discretion, minus (b) at the date in question, the Factor Reserve.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.6 hereof.

         "Average Daily Balance" shall have the meaning set forth in Section 3.2(b) hereof.

         "Bank Products" shall mean any one or more of the following types of products, services or facilities extended to any Borrower by Wachovia or any Affiliate of Wachovia: (i) commercial credit cards; (ii) merchant card services;
(iii) products or services under Cash Management Agreements; (iv) Hedging Agreements; (v) interstate depository network services; and (vi) such other banking products or services provided by Wachovia or any Affiliate of Wachovia as may be requested by any Borrower, other than Letters of Credit.

         "Banking Relationship Debt shall mean Indebtedness or other obligations of a Borrower to Wachovia (or any Affiliate of Wachovia) arising out of or relating to Bank Products.

         "Blocked Accounts" shall have the meaning set forth in Section 6.3(a) hereof

         "Borrowing Base" shall mean, at any time, an amount equal to:

                  (a)      the sum of:

                           (i) eighty-five percent (85%) of the Net Amount of the Eligible Accounts, plus

                           (ii)     the lesser of (1) the lesser of (A)
                                    eighty-five percent (85%) of the Amount Due
                                    From Factor on such date that is
                                    attributable to Factored Accounts that are not Client Risk Accounts or (B) $5,000,000, or (2) the lesser of (X) eighty-five percent (85%) of the Net Amount of Eligible Factored Accounts or (Y) $5,000,000, plus

                           (iii)    the lesser of:

                                    (1)      the Inventory Loan Limit, or

                                    (2)      the lesser of (A) sixty (60%)
                                             percent of the Value of Eligible
                                             Inventory consisting of finished
                                             goods, Delta's raw materials
                                             consisting of raw cotton and yarn
                                             for such finished goods and
                                             finished yarn categorized as
                                             work-in-process; or (B) eighty-five
                                             (85%) of the Net Orderly
                                             Liquidation Value of such Eligible
                                             Inventory, plus

                           (iv) to the extent greater than zero, the lesser of:

                                    (1)     (A)      the Fixed Asset Loan Limit,
                                                     minus

                                            (B)      the Fixed  Asset Loan
                                                     Amortization Amount, or

                                    (2)     (A)      eighty-five percent (85%)
                                                     of the appraised Net
                                                     Orderly Liquidation Value
                                                     of Eligible Equipment plus
                                                     eighty (80%) of the
                                                     appraised fair market value
                                                     of the Eligible Real
                                                     Property determined from
                                                     time to time by a qualified
                                                     appraiser acceptable to
                                                     Agent, minus

                                            (B)      the Fixed Asset Loan
                                                     Amortization Amount, plus

                           (v)      the result of:

                                    (1)      the Tennessee Asset Loan Limit,
                                             minus

                                    (2)      the Tennessee Asset Loan
                                             Amortization Amount, minus

                  (b)      the Reserves.

For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letters of Credit for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of Letters of Credit on the Value of the Eligible Inventory being purchased with such Letters of Credit. In determining the actual amounts of Letter of Credit Obligations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of Borrowers or the perpetual inventory record maintained by Borrowers. Notwithstanding anything to the contrary set forth in this Agreement or any other Financing Agreement, in no event shall the assets of JCC be eligible for borrowing purposes under this Agreement until Agent's examiner shall have completed a field examination and audit of the assets of JCC with results reasonably acceptable to Agent, and Agent shall have received, reviewed and deemed to be acceptable an appraisal of the assets of JCC.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Georgia or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; '(e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

         "Cash Management Agreements" shall mean any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Wachovia or any of its Affiliates, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

         "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof;
(b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of Borrower or any Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; or
(d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower then still in office.

         "CIT" shall mean The CIT Group/Commercial Services, Inc., a New York corporation.

         "Client Risk Account" shall mean a Factored Account with respect to which the risk of the account debtor's nonpayment for any reason is borne by JCC instead of Factor.

         "Closing Date" shall mean the date on which all the conditions precedent in Section 4 hereof are satisfied or waived and the initial Loans are made under this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         "Collateral" shall have the meaning set forth in Section 5.1 hereof.

         "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

         "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth beside such Lender's name on Schedule 1.21 hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments."

         "Credit Facility" shall mean the Loans and Letters of Credit provided to or for the benefit of Borrowers pursuant to Sections 2.1 and 2.2 hereof.

         "Customs Brokers" shall mean the persons listed on Schedule 1.24 hereto or such other Person as may be selected by any Borrower after the date hereof and after written notice by such Borrower to Agent who is reasonably acceptable to Agent, provided, that, as to each such Person (including those listed on such Schedule), such Borrower has used reasonable efforts to obtain a Collateral Access Agreement duly authorized, executed and delivered by such Person.

         "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         "Defaulting Lender" shall have the meaning set forth in Section 6.9(d) hereof.

         "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

         "Due From Factor Report" shall mean a report based on information provided to JCC by Factor and prepared by JCC concurrently with each request for a Loan under this Agreement (but no less frequently than monthly) that reflects the status of Factored Accounts under the Factoring Agreement on such date.

         "EBITDA" shall mean, as to Borrowers, with respect to any period, an amount equal to: (a) the Net Income of Borrowers and their Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus (b) to the extent deducted in the computation of Net Income, (i) depreciation, amortization and other non-cash charges (including imputed interest and deferred compensation) for such period, all in accordance with GAAP, plus (ii) the Interest Expense for such period, plus (iii) charges for Federal, Provincial, State, district, municipal, local and foreign income taxes.

         "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

         (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

         (b) such Accounts are not unpaid more than the earlier of (i) sixty
(60) days after the original due date or for them (ii) one hundred twenty (120) days after the date of the original invoice for them (or one hundred fifty (150) days after the date of the original invoice for them for certain account debtors of such Borrower which are pre-approved by Agent, on terms and conditions acceptable to Agent);

         (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

         (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

         (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and such Borrower has complied with the terms of Section 5.2(h) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

         (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

         (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

         (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

         (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

         (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower;

         (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

         (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

         (m) such Accounts of a single account debtor or its affiliates do not constitute more than fifteen (15%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

         (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) sixty (60) days after the original due date or for them (ii) one hundred twenty (120) days after the original invoice date for them (or one hundred fifty (150) days after the date of the original invoice for them for certain account debtors of such Borrower which are pre-approved by Agent, on terms and conditions acceptable to Agent) which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

         (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

         (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors (as determined by such Borrower from time to time substantially consistent with its current practices as of the date hereof) by more than twenty (20%) percent and as is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

         (q) such Accounts are not Factored Accounts; and

         (r) such Accounts are owed by account debtors deemed creditworthy at all times by such Borrower consistent with its current practice and who are reasonably acceptable to Agent.

General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         "Eligible Equipment" shall mean Equipment owned or operated in the ordinary course of the business of a Borrower, in each case which is acceptable to Agent based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) components which are not part of operating Equipment; (b) Equipment which is uninsured, damaged, obsolete, in disrepair or under repair;
(c) spare parts for Equipment; (d) Equipment at premises other than those owned and controlled by such Borrower, except any Equipment which would otherwise be deemed Eligible Equipment that is not located at premises owned and operated by such Borrower may nevertheless be considered Eligible Equipment: (i) as to locations which are leased by such Borrower if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or if Agent shall not have received a Collateral Access Agreement (in a form reasonably acceptable to Agent), Agent may, at its option, nevertheless consider Equipment at such location to be Eligible Equipment to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and lessor thereof as Agent shall determine, and (ii) as to locations owned and operated by a third person, (A) if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Agent shall not have received a Collateral Access Agreement (in a form reasonably acceptable to Agent), Agent may, at its option, nevertheless consider Equipment at such location to be Eligible Equipment to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and operator thereof as Agent shall determine, and (B) in addition, as to locations owned and operated by a third person, Agent shall have received, if required by Agent: (1) UCC-1 financing statements between the owner and operator, as consignee or bailee, and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Equipment of Agent; (e) Equipment subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (f) Equipment which is not subject to the first priority, valid and perfected security interest of Agent; (g) Equipment which has become part of, or affixed to, any Real Property; or (h) Equipment located outside the United States of America. The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Agent. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

         "Eligible Factored Accounts" shall mean Accounts created by a Borrower that would constitute Eligible Accounts but for the fact they are Factored Accounts, which Factored Accounts are factored with a Qualified Factor.

         "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of a Borrower, raw materials for such finished goods and finished yarn categorized as work-in-process, which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process (other than finished yarn); (b) raw materials other than yarn and raw cotton;
(c) spare parts for Equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned and controlled by such Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by such Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by such Borrower if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, except that notwithstanding that Agent shall not have received such an agreement for a particular leased location, Agent may consider Inventory at such leased location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Agent may at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise and (ii) as to premises of third parties (including consignees and processors), Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises (except that notwithstanding that

Agent shall not have received such an agreement as to a particular third party location, Agent may consider Inventory at such location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Agent may at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to such third party, without limiting any other rights or remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise), and in addition, if required by Agent, as to premises of third parties where assets of such Borrower are located: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of such Borrower, which' are duly assigned to Agent and (B) any secured Agent to the owner and operator is properly notified of the first priority lien on such Inventory of Agent; (g) Inventory located outside the United States of America shall only be Eligible Inventory if (i) it is in transit to either the premises of a Customs Broker in the United States or premises of such Borrower in the United States and as to premises of a Customs Broker or premises which are not owned and controlled by such Borrower only if Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker or the owner, lessor and operator of such other premises, as the case may be, (ii) Agent has a first priority perfected security interest in and control and possession of all originals of documents of title with respect to such Inventory, (iii) Agent has received a Collateral Access Agreement from the Customs Broker dealing with such Inventory, duly authorized, executed and delivered by such person, and such agreement is in full force and effect, binding upon such person and such person has complied with the terms thereof, (iv) Agent has received (A) a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent and (B) a copy of the invoice and manifest with respect thereto, and (v) such Inventory is not subject to any Letter of Credit; (h) Inventory subject to a security interest or lien in favor of any person other than Agent, except those permitted in this Agreement;
(i) bill and hold goods; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Agent, (k) damaged and/or defective Inventory which is unsaleable or which such Borrower has not marked down to its realizable value; (l) Inventory purchased or sold on consignment;
(m) samples; (n) Inventory to be returned to vendors; (o) Inventory subject to any License Agreement or other agreement that limits, conditions or restricts such Borrower's or Agent's right to sell or otherwise dispose of such Inventory unless the Licensor has entered into a Licensor/Lender Agreement with Agent; or
(p) Inventory that is the subject of an Intellectual Property Claim. General criteria for Eligible Inventory play be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         "Eligible Real Property" shall mean Real Property of Borrowers owned in fee subject to a Mortgage in favor of Agent; provided, however, that Eligible Real Property shall not include (a) Real Property subject to pending or threatened (in writing to a Borrower) condemnation by any Governmental Authority or any pending or threatened (in writing to a Borrower) enforcement action by any Governmental Authority with respect to the environmental condition of such Real Property; (b) Real Property subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (c) Real Property which is not subject to the first priority, valid and perfected security interest or lien of Agent;
(d) Real Property with respect to which improvements thereon are uninsured; (e) Real Property located outside the United States of America; (f) Real Property of Delta located in Anderson County, Tennessee; or (g) Real Property with respect to which Agent has not received an appraisal pursuant to Section 7.4(a) hereof. The criteria for Eligible Real Property set forth above may only be changed and any new criteria for Eligible Real Property may only be established by Agent in good faith based on either (i) an event, condition or other circumstance arising after the date hereof; or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which adversely affects or could reasonably be expected to adversely affect the Real Property in the good faith determination of Agent. Any Real Property which is not Eligible Real Property shall nevertheless be part of the Collateral.

         "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an institutional Affiliate of such investment advisor, and in each case is approved by Agent and after the initial syndication of the Credit Facility by Wachovia or its Affiliates, unless a Default or Event of Default exists, Borrowers; and (d) any other commercial bank, financial institution or institutional "accredited investor" (as defined in Regulation D under the Securities Act of 1993) approved by Agent; provided, that, neither any Borrower nor any Guarantor nor any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree

         "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and

Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software (whether owned or licensed, and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any Subsidiaries of such Borrower under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or 'Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower or any Subsidiaries of such Borrower is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any Subsidiaries of such Borrower could otherwise be liable; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and 0) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower.

         "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected, by Borrowers and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

         "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and
(ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         "Existing Delta Financing Agreements" shall mean the "Financing Agreements" as defined in the Existing Delta Loan Agreement.

         "Existing Delta Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Delta pursuant to the Existing Delta Loan Agreement or for which Delta is otherwise liable.

         "Existing Delta Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Existing Delta Loans" shall mean the "Loans" under (and as defined in) the Existing Delta Loan Agreement.

         "Existing Delta Obligations" shall mean the "Obligations" under (and as defined in) the Existing Delta Loan Agreement.

         "Existing Financing Agreements" shall mean, collectively, the Existing Delta Financing Agreements and the Existing Soffe Financing Agreement.

         "Existing Letters of Credit" shall mean, collectively, the Existing Delta Letters of Credit and the Existing Soffe Letters of Credit.

         "Existing Loan Agreements" shall mean, collectively, the Existing Delta Loan Agreement and the Existing Soffe Loan Agreement.

         "Existing Loans" shall mean, collectively, the Existing Delta Loans and the Existing Soffe Loans.

         "Existing Obligations" shall mean, collectively, the Existing Delta Obligations and the Existing Soffe Obligations.

         "Excluded Real Property" shall mean all now owned real property of Borrowers, including leasehold interests, together with the buildings, structures and other improvements located thereon, and all licenses, easements and appurtenances relating thereto, wherever located, as more particularly described on Schedule 1.47 hereto, but not including the Real Property subject to the Mortgages.

         "Existing Soffe Financing Agreements" shall mean the "Financing Agreements" as defined in the Existing Soffe Loan Agreement.

         "Existing Soffe Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Soffe pursuant to the Existing Soffe Loan Agreement or for which Soffe is otherwise liable.

         "Existing Soffe Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Existing Soffe Loans" shall mean the "Loans" under (and as defined in) the Existing Soffe Loan Agreement.

         "Existing Soffe Obligations" shall mean the "Obligations" under (and as defined in) the Existing Soffe Loan Agreement.

         "Factor " shall mean Continental Business Credit, Inc., a California corporation.

         "Factor Documents" shall mean the Factoring Agreement and any and all other documents, agreements and instruments executed in connection therewith or relating thereto.

         "Factor Intercreditor Agreement" shall mean that certain Intercreditor and Assignment Agreement dated August ___, 2005, between Agent and Factor, pursuant to which, among other things, (a) JCC has assigned to Agent, for its benefit and for the benefit of Lenders, all sums at any time due or to become due from Factor to JCC under the Factoring Agreement and other Factor Documents and (b) Factor and Agent have established the relative priorities of their security interests and liens with respect to JCC's Accounts and other property.

         "Factor Reserve" shall mean the amount which at any time may be charged to JCC under the Factoring Agreement or withheld from sums otherwise due to JCC under the Factoring Agreement, including interest, fees, commissions, ledger debt and other charges due Factor under the Factoring Agreement and the amount of any actual or anticipated disputes or claims arising with respect to any Factored Account.

         "Factor Status Statement" shall mean an account current statement or similar report issued by Factor on a monthly basis under the Factoring Agreement and setting forth the status of the Factored Accounts with Factor.

         "Factored Account" shall mean an Account of JCC which is factored by Factor under the Factoring Agreement.

         "Factoring Agreement" shall mean that certain Factoring Agreement (Collected Funds) dated as of August 22, 2005, between Factor and JCC as in effect on the date hereof and as amended in compliance with the Factor Intercreditor Agreement.

         "Fee Letter" shall mean the letter agreement, dated July 26, 2005, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for its benefit and for the benefit of Lenders.

         "Financing Agreements" shall mean, collectively, this Agreement, the Factor Intercreditor Agreement, the Junkfood Subordination Agreement, the Soffe Subordination Agreement, the Pledge Agreement, the Guarantees, the Mortgages and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

         "Fixed Asset Loan Amortization Amount" shall mean, on any date, the product of $250,000 multiplied by the cumulative number of months that have elapsed through such date since the Closing Date.

         "Fixed Asset Loan Limit" shall mean $15,000,000.

         "Fixed Charge Coverage Ratio" shall mean, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) EBITDA of Borrowers during such period to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period.

         "Fixed Charges" for any Person any period shall mean the sum of, without duplication, (a) all Interest Expense, (b) all Capital Expenditures, and
(c) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating in items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) and (d) an amount equal to the product of: (i) $265,278 (which represents the aggregate monthly reduction of the Fixed Asset Loan Limit and the Tennessee Asset Loan Limit in effect under this Agreement) multiplied by (ii) the cumulative number of months that elapsed during such period of determination.

         "Funded Debt" shall mean collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term Indebtedness, together with the current maturities thereof and the face amount of all outstanding letters of credit; (b) all Indebtedness outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; and (c) all Indebtedness with respect to Capital Leases.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.21 hereof and for purposes of calculating "Net Income" as defined in this Agreement, until such time as Administrative Borrower notifies Agent of a change in GAAP that would have a material effect on the calculation of Net Income or the covenant set forth in Section 9.21 and Borrowers and Agent mutually agree on the treatment of such change or the recalculation of such covenant, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

         "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" shall mean, individually, any guarantee executed by a Guarantor substantially in the form of Exhibit C attached hereto, and "Guarantees" shall collectively refer to all such guarantees.

         "Guarantors" shall mean SAIM, together with its successors and assigns.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, forward contract, curency swap agreement, comodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Honduras JV" shall mean Green Valley Industrial Park, S.A.

         "Honduras Subsidiary" shall mean each of Delta Apparel Honduras, S.A. and Delta Cortes, S.A.

         "Hostile Acquisition" shall mean any investment in a Person, resulting in control of such Person, involving a tender offer or proxy contest that has not been recommended or approved by the board of directors or similar body of such Person that is the subject of the investment prior to the first public announcement or disclosure relating to such investment.

         "Immaterial Subsidiary" means any Subsidiary of a Borrower which accounted for less than (a) two percent (2%) of the consolidated assets of the Borrowers and their Subsidiaries, on a consolidated basis, as of the end of the Borrowers' most recent fiscal year and (b) two percent (2%) of the consolidated revenues of the Borrowers and their Subsidiaries, on a consolidated basis, for the four fiscal quarters ending as of the Borrowers' most recent fiscal year.

         "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing, the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in, the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) Banking Relationship Debt.

         "Information Certificate" shall mean the Information Certificate of Borrowers constituting Exhibit D hereto containing material information with respect to Borrowers and their respective businesses and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         "Intellectual Property" shall mean, as to each Borrower, such Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of.the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to computer software programs, in whatever form created or maintained.

         "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property is violative of any ownership or right to use any Intellectual Property of such Person.

         "Interest Expense" shall mean, for any period, as to any Person, all of the following as determined on a consolidated basis in accordance with GAAP: (a) total interest expense, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest paid in property other than cash and any other interest expense not payable in cash), minus (b) any net payments received during such period as interest income received in respect of its investments in cash.

         "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers (or Administrative Borrower on behalf of Borrowers) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers (or Administrative Borrower on behalf of Borrowers) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         "Interest Rate" shall mean:

                  (a) Subject to clauses (b) and (c) of this definition below: as to Prime Rate Loans, the Prime Rate minus one-quarter percent (.25%) and, as to Eurodollar Rate Loans, a rate of one and one-half percent (1.5%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers (or Administrative Borrower on behalf of Borrowers) as in effect two (2) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower);

                  (b) Subject to clause (c) below, effective as of March 1, 2006, and each fiscal quarter ending thereafter, the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be, to the rate equal to the applicable margin set forth in Exhibit B hereto, on a per annum basis, in excess of the Prime Rate as to Prime Rate Loans, and in excess of the

Adjusted Eurodollar Rate as to Eurodollar Rate Loans, in each case, based on either (i) the quarterly average of the Excess Availability of Borrower for the immediately preceding three (3) calendar months or (ii) Borrowers' Fixed Charge Coverage Ratio, calculated on a quarterly basis, for the immediately preceding four (4) consecutive fiscal quarters of Borrowers as calculated by Agent in good faith.

                  (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the applicable margin otherwise used to calculate the Interest Rate shall be the highest percentage set forth on Exhibit B hereto for each category of Loans (without regard to the amount of Excess Availability or the Fixed Charge Coverage Ratio) plus two (2%) percent per annum, at Agent's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (ii) on the Loans at any time outstanding in excess of the amounts available to Borrowers under
Section 2 (whether or not such excesses) arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of Default).

         "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         "Inventory Loan Limit" shall mean $45,000,000.

         "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower and including such other terms and conditions as Agent may require.

         "Issuing Bank" shall mean Wachovia or any Lender that is approved by Agent that shall issue a Letter of Credit for the account of a Borrower and have agreed in a manner satisfactory to Agent to be subject to the terms hereof as an Issuing Bank.

         "Junkfood Acquisition" shall mean the acquisition by JCC of all or substantially all of the assets of Junkfood Seller pursuant to the Junkfood Purchase Documents.

         "Junkfood Asset Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Junkfood Purchase Documents" shall mean, individually and collectively, the Junkfood Asset Purchase Agreement, Junkfood Seller Note, Junkfood Seller Guaranty and other documents, instruments and agreements executed in connection therewith or relating thereto.

         "Junkfood Seller" shall have the meaning set forth in the recitals to this Agreement.

         "Junkfood Seller Guaranty" shall mean that certain Guaranty dated as of August ___, 2005, made by Delta in favor of Junkfood Seller as in effect on the date hereof and as amended in compliance with the Junkfood Subordination Agreement.

         "Junkfood Seller Note" shall mean that certain Promissory Note dated as of August __, 2005, in the original principal amount of $2,500,000 executed and delivered by JCC in favor of Junkfood Seller as in effect on the date hereof and as amended in compliance with the Junkfood Subordination Agreement.

         "Junkfood Subordination Agreement" shall mean that certain Debt Subordination Agreement dated August __, 2005, among Borrowers, Junkfood Seller and Agent.

         "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.6 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

         "Letter of Credit Limit" shall mean $20,000,000.

         "Letter of Credit Obligations" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in
Section 2.2 for which Borrowers have not at such time reimbursed the Lenders, whether by way of a Loan or otherwise.

         "Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Equipment or otherwise) issued by an Issuing Bank for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof and including the Existing Letters of Credit.

         "License Agreement" shall mean any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

         "Licensor" shall mean any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory.

         "Licensor/Lender Agreement" shall mean an agreement between Agent and a Licensor by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's security interests and liens with respect to and to dispose of a Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor and which is otherwise in form and substance reasonably satisfactory to Agent.

         "Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of such Borrowers and their Subsidiaries taken as a whole or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Agent hereunder or thereunder.

         "Maximum Credit" shall mean the amount of $85,000,000.

         "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrowers to Agent and Lenders, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Interest Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five
(365) or three hundred sixty-six (366) days, as the case may be).

         "Mexican Subsidiary" shall mean Delta Campeche, S.A. de C.V., a company organized under the laws of Mexico.

         "Monthly Average Excess Availability" shall mean, at any time, the average of the amount of the Excess Availability for the immediately preceding thirty (30) days as calculated by Agent based on the amount of the Excess Availability on each date during such period.

         "Mortgages" shall mean, individually and collectively, each of the following, as each may be amended, modified, supplemented, extended or restated from time to time: (a) that certain Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated October 3, 2003, by Delta in favor of Agent with respect to the Real Property and related assets of Delta located in Catawba County, North Carolina; (b) that certain

Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated October 3, 2003, by Delta in favor of Agent with respect to the Real Property and related assets of Delta located in Knox County, Tennessee; (c) that certain Mortgage, Assignment of Rents and Leases and Security Agreement dated as of October 3, 2003, with respect to the Real Property and related assets of Delta located in Fayette County, Alabama; (d) that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated November 1, 2004, by Delta in favor of Agent with respect to the Real Property and related assets of Delta located in Anderson County, Tennessee; (e) that certain First Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of October 3, 2003, by Soffe in favor of Agent with respect to the Real Property and related assets of Soffe located in Cumberland County, North Carolina; and (f) that certain First Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of October 3, 2003, by Soffe in favor of Agent with respect to the Real Property and related assets of Soffe located in Robeson County, North Carolina.

         "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or ERISA Affiliate.

         "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         "Net Amount of Eligible Factored Accounts" shall mean the gross amount of all Eligible Factored Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         "Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or nonrecurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person; provided, the Honduras Subsidiaries and the Mexican Subsidiary shall be considered to be wholly-owned Subsidiaries of Delta for purposes of the calculation of Net Income hereunder so long as Delta owns at least 97% of the Capital Stock of each such Subsidiaries.

         "Net Orderly Liquidation Value" shall mean with respect to a Borrower's Equipment and Inventory, the value that is estimated to be recoverable in an orderly liquidation of such Equipment or Inventory net of estimated liquidation expenses as determined from time to time by a qualified appraisal company selected by Agent.

         "Net Proceeds" shall mean the aggregate cash proceeds received by any Borrower, or any Subsidiaries of a Borrower, in respect of any asset sale permitted under Section 9.7 hereof, net of the direct costs relating to such asset sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of indebtedness secured by a lien on the asset or assets that are the subject of such asset sale and any other indebtedness required to be repaid in connection with such transaction and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any asset sale, but shall include such proceeds when and as converted by any Borrower or any Subsidiary of a Borrower to cash.

         "Obligations" shall mean (a) any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of the Borrowers to Agent or any Lender or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all of the Borrowers under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or Lenders and (b) for purposes only of Sections 5 and 6.4 hereof, any and all Banking Relationship Debt. From and after the Closing Date, all Existing Obligations outstanding on the Closing Date shall be deemed to be outstanding, and to constitute Obligations, under this Agreement, and shall be subject to all of the terms and conditions hereof.

         "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including Guarantors), other than a Borrower.

         "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letters of Credit in conformity with the provisions of Section 13.6 of this Agreement governing participations.

         "Permits" shall have the meaning set forth in Section 8.7(b) hereof.

         "Permitted Acquisition" shall mean any Acquisition Transaction, provided that:

         (a) the Acquisition Target's business is in a Permitted Business Field;

         (b) Agent shall have received copies of (i) the definitive Acquisition Documents and related due diligence documents (including lien search reports, title insurance commitments and environmental assessments), (ii) historical financial statements or other financial information of the Acquisition Target in form and substance reasonably acceptable to Agent and (iii) all other financial information, and such other documents and information, of the Acquisition Target as Agent may reasonably request, all of which shall be reasonably acceptable to Agent;

         (c) if the acquired assets are to be included in the Borrowing Base simultaneously with the consummation of the Permitted Acquisition, Agent's examiners shall have completed a field exam and audit of the Acquisition Target, in scope and with results reasonably acceptable to Agent, or if such field exam and audit are not conducted, then the assets of such Acquisition Target shall not be included in the Borrowing Base and shall be ineligible for borrowing purposes until such exam and audit are conducted in scope and with results reasonably acceptable to Agent;

         (d) the Acquisition Consideration for all Acquisition Transactions during the term of this Agreement shall not exceed $15,000,000;

         (e) no Default or Event of Default shall exist at the time of the Acquisition Transaction or after giving effect thereto;

         (f) Borrowers shall have delivered to Agent a certificate executed by the chief financial officer of Borrowers which demonstrates to the reasonable satisfaction of Agent that (a) at the time of such Acquisition Transaction Borrowers shall have Monthly Average Excess Availability of not less than $15,000,000 and (b) at the time of and after giving effect to such Acquisition Transaction Borrowers shall have Excess Availability of not less than $15,000,000;

         (g) any Indebtedness incurred to any or all of the sellers in connection with any such Acquisition Transaction shall be subordinated to the prior payment and performance of the Obligations pursuant to a debt subordination agreement that is in all respects acceptable to Agent;

         (h) the Acquisition Transaction is not a Hostile Acquisition;

         (i) Borrower shall have notified Agent in writing of the Acquisition Transaction (and provided to Agent and each Lender a complete information package with respect to the Acquisition Transaction) at least 14 days prior to the scheduled closing date of the Acquisition Transaction;

         (j) the structure of the Acquisition Transaction shall be reasonably acceptable to Agent and Lenders in all material respects, including the requirement that, after giving effect to the Acquisition Transaction, all of the Capital Stock of the Acquisition Target and/or Acquisition Subsidiary, as appropriate, shall be directly or indirectly owned (legally and beneficially) by a Borrower and a Borrower shall control all Voting Stock of any such Acquisition Target; and

         (k) Agent contemporaneously with the closing of such Acquisition Transaction shall have received (i) such documents and instruments as may be necessary to grant or confirm to Agent a first priority perfected lien on and security interest in all of the assets (including Capital Stock) of the Acquisition Target and/or Acquisition Subsidiary, as appropriate, so acquired, and (ii) if the Acquisition Target and/or Acquisition Subsidiary, as appropriate, acquired is not merged into a Borrower or an Acquisition Subsidiary that already is a "Borrower" under the Agreement, a Joinder Agreement executed by such Acquisition Target and/or Acquisition Subsidiary, as appropriate,, together with such other collateral documents and opinions of counsel as may be requested by Agent, each in form and substance satisfactory to Agent

         "Permitted Business Field" shall mean the business engaged in by Borrowers on the Closing Date or a business substantially similar to the business engaged in by Borrowers on the Closing Date.

         "Permitted Holders" shall mean the persons listed on Schedule 1.89 hereto and their respective successors and assigns.

         "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         "Pledge Agreement" shall mean that certain Amended and Restated Stock Pledge Agreement by Borrowers in favor of Agent dated the date hereof.

         "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.6 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Loans and Letters of Credit.

         "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, municipal or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         "Qualified Factor" shall mean Factor, for so long as Factor has a re-factoring relationship with CIT, and any other Person that Agent deems to be acceptable, and so long as Factor or such other Person is a party with Agent to an intercreditor agreement that is in all respects acceptable to Agent. For the purposes hereof, the Factor Intercreditor Agreement shall be deemed to be an intercreditor agreement that Agent deems to be acceptable in all respects.

         "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

         "Receivables" shall mean, as to each Borrower, all of the following now owned or hereafter arising or acquired property of such Borrower: (a) all Accounts; (b) all amounts at any time payable to such Borrower in respect of the sale or other disposition by such Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of such Borrower, letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Borrower or otherwise in favor of or delivered to such Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to such Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of such Borrower (including choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Borrower is a beneficiary).

         "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

         "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

         "Register" shall have the meaning set forth in Section 13.6(b) hereof.

         "Renewal Date" shall the meaning set forth in Section 13.1(a) hereof.

         "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

         "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letters of Credit which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks arising after the date of this Agreement or of which Agent had no actual knowledge as of such date, which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or financial condition of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect outstanding Letters of Credit as provided in Section 2.2 hereof; or (d) in the amount of any Banking Relationship Debt; or (e) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

         "SAIM" shall mean SAIM, LLC, a North Carolina limited liability company.

         "Soffe" shall have the meaning set forth in the recitals to this Agreement.

         "Soffe Purchase Documents" shall mean, individually and collectively, the Soffe Stock Purchase Agreement, the Soffe Seller Note and the Related Agreements (as defined in the Soffe Stock Purchase Agreement).

         "Soffe Seller Note" means that certain Promissory Note dated as of October 3, 2003 in the original principal amount of $8,000,000 executed and delivered by Soffe in favor of Sellers in effect on the date hereof and as heretofore amended in compliance with the terms of the Existing Soffe Loan Agreement.

         "Soffe Sellers" shall mean, collectively, James F. Soffe, John D. Soffe and Anthony M. Cimaglia, and their respective heirs, executors, successors and assigns.

         "Soffe Stock Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Soffe Subordination Agreement" shall mean that certain Amended and Restated Subordination Agreement dated the Agreement Date among Agent, Borrowers and Soffe Sellers.

         "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         "Tennessee Asset Loan Amoratization Amount" shall mean, on any date, an amount equal to $15,278 multiplied by the cumulative number of months that have elapsed through such date since the Closing Date.

         "Tennessee Asset Loan Limit" shall mean $1,827,776.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Georgia on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

         "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in, first-out basis in accordance with GAAP or (b) market value.

         "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         "Wachovia" shall mean Wachovia Bank, National Association, a national bank, in its individual capacity, and its successors and assigns.

SECTION 2. CREDIT FACILITIES

         2.1 Loans.


                  (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit at such time. Except as otherwise provided herein or permitted hereunder, (x) the aggregate principal amount of the sum of the Loans and Letter of Credit Obligations outstanding at any time to Borrowers shall not exceed the lesser of the Borrowing Base or the Maximum Credit, and (y) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers shall not exceed the Inventory Loan Limit. If Agent shall determine, in its sole discretion, that a material adverse change in the financial condition of any Borrower has occurred, or if a Default or Event of Default exists, then Agent shall have the right (exercisable at such time or times as Agent deems appropriate) to require that separate Borrowing Base calculations be made for each Borrower, as well as the right to limit the use of proceeds of the Loans by each Borrower to an amount equal to such Borrower's Borrowing Base.

                  (b) Agent may, in its discretion, from time to time, upon not less than five (5) days' prior notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has materially declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines that: (A) the number of days of the turnover of the Inventory for any period has changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature, quality or mix of the Inventory has materially deteriorated. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which.are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

                  (c) Except in Agent's discretion, (i) the aggregate amount of the Loans outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of Loans and Letter of Credit Obligations based on Eligible Inventory consisting of yarn classified as work-in-process outstanding at any time shall not exceed $1,000,000 at any time and (iii) the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Obligations, exceed the amounts available under the lending formulas, the Letter of Credit Limit, the Inventory Loan Limit or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

                  (d) From and after the Closing Date, all Existing Loans outstanding on the Closing Date shall be deemed to be made and outstanding, and to constitute Loans, under this Agreement, and shall be subject to all of the terms and conditions hereof.

         2.2 Letter of Credit.

                  (a) Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such Borrower one or more Letters of Credit, for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and Issuing Bank. From and after the Closing Date, all Existing Letters of Credit outstanding on the Closing Date shall be deemed to be issued and outstanding, and to constitute Letters of Credit, under this Agreement and all Letter of Credit Accommodations (as defined in the Existing Loan Agreements) outstanding on the Closing Date shall be deemed to be and constitute Letter of Credit Obligations under this Agreement, and shall be subject to all of the terms and conditions hereof.

                  (b) The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall give Agent and Issuing Bank two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower requesting the Letter of Credit (or Administrative Borrower on behalf of such

Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall have delivered to Issuing Bank at such times and in such manner as Issuing Bank may require, an application, in form and substance satisfactory to Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and Issuing Bank, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit, (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit, and (iv) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit, on the date of the proposed issuance of any Letter of Credit shall be equal to or greater than: (A) if the proposed Letter of Credit is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to Issuing Bank, the sum of (1) the percentage equal to one hundred percent (100%) minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit is for any other purpose or the documents of title are not consigned to Issuing Bank in connection with a Letter of Credit for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the Letter of Credit Obligations with respect thereto. Effective on the issuance of each Letter of Credit, a Reserve shall be established in the applicable amount set forth in Section 2.2(c)(iv)(A) or Section 2.2(c)(iv)(B).

                  (d) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.

                  (e) Each Borrower shall reimburse immediately Issuing Bank for any draw under any Letter of Credit issued for the account of such Borrower and pay Issuing Bank the amount of all other charges and fees payable to Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Prime Rate Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Lenders as a Loan (or Special Agent Advance, as the case may be). The date of such Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

                  (f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

                  (g) In connection with Inventory purchased pursuant to any Letter of Credit, Borrowers and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest that upon Agent's request, such items are to be delivered to Agent and/or subject to Agent's order, and if they shall come into such Borrower's or Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Except as otherwise provided herein, Agent shall not exercise such right to request such items so long as no Default or Event of Default shall exist or have occurred and be continuing. Except as Agent may otherwise specify, Borrowers and Guarantors shall designate Issuing Bank as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs Issuing Bank to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or Issuing Bank under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

                  (i) Immediately upon the issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Lender shall pay to Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to Issuing Bank in connection therewith.

                  (j) The obligations of Borrowers to pay each Letter of Credit Obligations and the obligations of Lenders to make payments to Agent for the account of Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit or make any other payment in connection therewith.

         2.3 [Intentionally Omitted.]

         2.4 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Obligations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3. INTEREST AND FEES

         3.1 Interest.

                  (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof or on the principal amount of the Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without

Agent's knowledge or consent and whether made before or after an Event of Default) shall be payable ON DEMAND.

                  (b) Borrowers (or Administrative Borrower on behalf of Borrowers) may from time to time request Eurodollar Rate Loans or that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers (or Administrative Borrower on behalf of Borrowers) shall specify the amount of the Eurodollar Rate Loan or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loan to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from Borrowers (or Administrative Borrower on behalf of Borrowers), such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers (or Administrative Borrower on behalf of Borrowers) shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers (or Administrative Borrower on behalf of Borrowers). Any request by Borrowers (or Administrative Borrower on behalf of Borrowers) for a Eurodollar Rate Loan or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate any Lender or participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. Borrower acknowledges and understands that the calculation of interest on the basis of the actual days elapsed over the period of a three hundred sixty
(360) day year as opposed to a year of three hundred sixty-five (365) or three hundred sixty-six (366) days results in a higher effective rate of interest. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

         3.2 Fees. Borrowers agree to pay to Agent the following non-refundable fees as follows:

                  (a) the fees set forth in the Fee Letter; and

                  (b) on the first day of each month in arrears for the benefit of Lenders, an unused line fee at a rate equal to one quarter of one percent (0.250%) per annum calculated upon the amount by which $70,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Obligations during the immediately preceding month (or part thereof) (the "Average Daily Balance") while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears and shall be fully earned when due.

                  (c) in addition to any charges, fees or expenses charged by Issuing Bank in connection with the Letters of Credit, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to one and one-half percent (1.5%) per annum, on the daily outstanding balance of the Letter of Credit Obligations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to three and one-half percent (3.5%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

         3.3 Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for any Lender, Reference Bank or any participant with any Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to any

Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by any Lender in respect thereof by an amount deemed by Agent to be material or (ii) the cost to any Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrowers shall pay to such Lender or the Reference Bank, upon demand by such Lender any amounts required to compensate such Lender, the Reference Bank or any participant with such Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of such Lender setting forth the basis for the determination of such amount necessary to compensate such Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate any Lender, the Reference Bank or any participant with any Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

         3.4 Maximum Interest.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lenders pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Lenders of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever shall entitle Agent or Lenders to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate.

                  (b) In the event any Interest is charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent and Lenders shall be applied first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders does not intend to collect any unearned interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or Lenders hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.

                  (c) By the execution of this Agreement, each Borrower agrees that (A) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (B) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent and Lenders, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent and Lenders, all interest at any time contracted for, charged or received from Borrowers in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.

                  (d) Borrowers, Agent and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest and (ii) exclude voluntary prepayments and the effects thereof.

                  (e) The provisions of this Section 3.4 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letters of Credit. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letters of Credit hereunder:

                  (a) all requisite corporate action and proceedings in connection with the transactions contemplated by this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

                  (b) no material adverse change shall have occurred in the assets, business or financial condition of Borrowers and their Subsidiaries, taken as a whole, since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;

                  (c) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

                  (d) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

                  (e) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $8,500,000 after giving effect to the Purchase Agreements and the transactions contemplated thereunder;

                  (f) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower and each bank where such Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and such Borrower (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);

                  (g) Agent shall have received and reviewed UCC search results for all jurisdictions in the United States and Canada which assets of each Borrower and Guarantor are located, which search results shall be in form and substance satisfactory to Agent;

                  (h) Agent shall have received, in form and substance satisfactory to Agent, the Junkfood Subordination Agreement, the Soffe Subordination Agreement and the Factor Intercreditor Agreement duly executed and delivered by the parties thereto;

                  (i) Agent shall have received, in form and substance satisfactory to Agent, a Uniform Commercial Code filing authorization letter, duly executed and delivered by each Borrower and the domestic Subsidiaries of each Borrower, together with appropriate financing statements on Form UCC-1 or Form UCC-3, as applicable, duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent's liens in and to the collateral of such domestic Subsidiaries of Borrower, and Agent shall have received confirmation of the filing of all such financing statements;

                  (j) Agent shall have received, reviewed and approved the duly executed amendment to the Factor Documents;

                  (k) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to this Agreement, the other Financing Agreements and the security interests and liens of Agent and Lenders with respect to the Collateral and such other matters as Agent may request;

                  (l) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

                  (m) Agent shall have received, reviewed and approved final copies of the fully executed Junkfood Asset Purchase Agreement, all exhibits and schedules thereto and all other Junkfood Purchase Documents, including the Junkfood Seller Note, and Agent shall have received assurances satisfactory to Agent that the Junkfood Acquisition has been, or concurrently with the funding of the initial Loans hereunder will be, consummated in accordance with the terms and conditions thereof;

                  (n) Agent shall have completed its legal and business due diligence with respect to Borrowers and Junkfood, including Agent's receipt and review of (i) updated monthly financial projections of Borrowers, including statements of income and cash flows, balance sheets and Excess Availability projections and (ii) all third-party due diligence with respect to Borrowers and Junkfood;

                  (o) Agent shall have received a certificate, together with supporting documentation, satisfactory to it from one or more knowledgeable senior officers of Borrowers that, at the time of and after giving effect to the financing under this Agreement and the Junkfood Acquisition, Borrowers are Solvent;

                  (p) Agent shall have received, reviewed and found acceptable fully paid endorsements to Agent's mortgagee title insurance policies (or binding commitments to issue endorsements to Agent's mortgagee title insurance policies, marked to Agent's satisfaction to evidence the form of such endorsements to be delivered after the Closing Date) with respect to the title insurance policies that insure the Mortgages (other than the Alabama Mortgage and other than the Mortgage covering Real Property located in Catawba County, North Carolina (the "Catawba County Mortgage")) to create a valid lien on all Real Property subject thereto, which endorsements (and commitments therefor) shall give effect to the transactions contemplated by this Agreement, shall "down-date" the effective date of the title insurance policy (or policies) to which they relate and shall not have a specific survey exception;

                  (q) No Default or Event of Default shall exist or have occurred and be continuing under the Existing Soffe Loan Agreement; and

                  (r) the other Financing Agreements and all instruments and documents hereunder, including amendments to the Mortgages, shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

         4.2 Conditions Precedent to All Loans and Letters of Credit. Each of the following is an additional condition precedent to Agent and Lenders making Loans and/or providing Letters of Credit to Borrowers, including the initial Loans and Letters of Credit and any future Loans and Letters of Credit:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit, and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of Borrowers and their Subsidiaries, taken as whole, or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Agent to enforce any Obligations or realize upon any of the Collateral; and

                  (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.

         4.3 Conditions Subsequent to All Loans and Letters of Credit. The obligation of Agent and Lenders to continue to make Loans and/or provide Letters of Credit to Borrowers is subject to the fulfillment, on or before the date appliable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Agreement Date (or such longer period as Agent approves in writing), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, a duly executed amendment to the Mortgage covering Real Property located in Fayette County, Alabama (the "Alabama Mortgage") which gives effect to the transactions contemplated by this Agreement;

                  (b) within 30 days after the Agreement Date (or such longer period as Agent approves in writing), Borrowers shall, if deemed necessary by Agent, deliver to Agent a mortgage tax order from the Alabama Department of Revenue with respect to recording taxes payable in connection with the recordation of the amendment to the Alabama Mortgage contemplated hereinabove;

                  (c) within 30 days of the Agreement Date (or such longer period as Agent approves in writing), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, a valid, effective and fully paid endorsement to Agent's mortgagee title insurance policy with respect to the Alabama Mortgage, which endorsement shall give effect to the transactions contemplated by this Agreement, shall "down-date" the effective date of the title insurance policy to which it relates and shall not have a specific survey exception; and

                  (d) within 30 days of the Agreement Date (or such longer period as Agent approves in writing), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, a valid, effective and fully paid mortgagee title insurance policy, in standard ALTA form, issued by a title insurance company satisfactory to Agent, in an amount equal to not less than the fair market value of the Real Property subject to the Catawba County Mortgage, insuring the Catawba County Mortgage to create a valid lien on the Real Property covered thereby with no exceptions which Agent shall not have approved in writing.

SECTION 5. GRANT OF SECURITY INTEREST

         5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures and interests in property and fixtures of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral") including:

                  (a) all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property

                  (c) all goods, including, without limitation, Inventory and Equipment;

                  (d) all Real Property and fixtures;

                  (e) all chattel paper including, without limitation, all tangible and electronic chattel paper;

                  (f) all instruments including, without limitation, all promissory notes;

                  (g) all documents;

                  (h) all deposit accounts;

                  (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (1) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (m) to the extent not otherwise described above, all Receivables;

                  (n) all Records; and

                  (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         Subject to the restrictions on the incurrence of purchase money Indebtedness in Section 9.9(b) hereof but notwithstanding anything to the contrary contained in clause (c) above, the types or items of Collateral described in such clause shall not include any Equipment purchased with the proceeds of such purchase money Indebtedness which is, or at the time of any Borrower's acquisition thereof shall be, subject to a purchase money lien or security interest (including capitalized or finance leases) permitted under
Section 9.8 hereof if: (a) the valid grant of a security interest or lien to Agent, for itself and the ratable benefit of Lenders, in such item of Equipment is prohibited by the terms of the agreement between such Borrower and the holder of such purchase money lien or security interest and the consent of such holder to Agent's lien has not been or is not waived, or the consent of such holder has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money lien on such item of Equipment is or shall become and remain valid and perfected.

         5.2 Perfection of Security Interests.

                  (a) Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower as debtor, as Agent may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower as debtor.

                  (b) Each Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower shall, or Agent may at any time on behalf of such Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Wachovia Bank, National Association, as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, each Borrower shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Each Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the account,
(ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's salaried employees.

                  (e) No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                  (f) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to such Borrower its nominee directly by the issuer thereof, such Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                  (g) No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower shall, as Agent may specify, either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

                  (h) No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Each Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (i) No Borrower has any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

                  (j) No Borrower has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of such Borrower permitted herein in the ordinary course of business of such Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other Person not referred to in the Information Certificate or such carriers, Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent's request, each Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such Person and the Borrower that is the owner of such Collateral.

                  (k) Each Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

         6.3 Collection of Accounts.

                  (a) Borrowers shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Agent Payment Account"). Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Administrative Borrower may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent may notify the depository banks at which the Blocked Accounts are maintained that the Blocked Account Agreements are effective and may instruct such banks to transfer all funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that either: (i) an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Monthly Average Excess Availability shall at any time be less than $8,500,000, and, upon such notice, Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

                  (b) Each Borrower and all of such Borrower's shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or for the account of any Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent from Borrowers; second, to pay any fees, indemnities or expense reimbursements then due to Lenders from Borrower; third, to pay interest due in respect of any Loans (and including any Special Agent Advances); fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay principal due in respect of the Loans; sixth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing. Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (b) in the event that there are no outstanding Prime Rate Loans. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Agent is authorized to make the Loans and provide Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made or Letters of Credit established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. (Atlanta, Georgia) time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. All Loans made or Letters of Credit provided by Agent or Lenders to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrowers to Agent on the Closing Date; (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements; and (c) general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof; provided, however, that (a) the Loans may be used to pay the cash portion of the purchase price under the Junkfood Asset Purchase Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.7 Pro Rata Treatment. Except to the extent otherwise provided in this
Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.8 Sharing of Payments, Etc.

                  (a) Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of any Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify Borrowers and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrowers agree that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.9 Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrowers' loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. (Atlanta, Georgia time), then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. (Atlanta, Georgia time) on the same Business Day and if received by a Lender after such time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. (Atlanta, Georgia time) on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.



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



                  (d) If Agent is funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to this Section above on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of Atlanta or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Atlanta, Georgia time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or any Obligor of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.10 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         6.11 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

                  (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

                  (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this
Section 6.8. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

                  (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

                  (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

                  (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

         6.12 Nature and Extent of Each Borrower's Liability.

                  (a) Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which

Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                  (b) Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Borrower or any Guarantor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender,
(iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its security interests or liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Borrower or Guarantor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Financing Agreements or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent's or any Lender's claims against any other Borrower or Guarantor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Borrower or Guarantor, against any or all of Borrowers to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or Guarantor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under applicable law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or Borrower or Guarantor before pursuing another Borrower or Guarantor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Borrower or Guarantor or against or in payment of any or all of the Obligations.

                  (c) No payment or payments made by a Borrower or Guarantor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until full payment of the Obligations.

                  (d) Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

                  (e) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Borrower or any Guarantor, and any successor or assign of any other Borrower or any Guarantor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full payment of all of the Obligations.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         Each Borrower hereby covenants and agrees, on behalf of itself and its Subsidiaries, as applicable below, as follows:

         7.1 Collateral Reporting.

                  (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

                           (i) on a weekly basis or more frequently as required
by Lender, (A) a schedule of sales made, credits issued and cash received and
(B) each Due From Factor Report, together with copies of all data and other information requested by Agent from which each such Due From Factor Report is derived.

                           (ii) on a monthly basis or more frequently as Lender
may request, (A) perpetual inventory reports, (B) inventory reports by location and category, (C) an inventory mix report, (D) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrowers) and (E) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger)

                           (iii) upon Agent's request, (A) copies of customer
statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers;

                           (iv) reports detailing any sales or transfers of
Equipment or Real Property during the prior month; and

                           (v) such other reports as to the Collateral as Agent
shall request from time to time.

                  (b) If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

                  (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor involving an Account exceeding $100,000 or the assertion of any claims, offsets, defenses or counterclaims by any account debtor involving an amount exceeding $100,000, or any disputes with account debtors, or any settlement, adjustment or compromise thereof involving an amount exceeding $100,000, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Without limiting the obligation of Borrowers to deliver any other information to Agent, Borrowers shall promptly report to Agent any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $50,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, (i) hold the returned Inventory in trust for Agent,
(ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent's instructions, and
(iv) not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee bf Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrowers shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which any Borrower now owns or may at any time acquire immediately upon any Borrower's receipt thereof, except as Agent may otherwise agree.

                  (f) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of a Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, each Borrower shall, at its expense, once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory except for the right of return given to customers of such Borrower consistent with its current policies as of the date hereof; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) Borrowers shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent's request, Borrowers shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in a Borrower's business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of a Borrower or to move Equipment directly from one location set forth or permitted herein to another such location except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business and Borrowers shall not remove any Equipment currently located in the United States to any location outside of the United States except for the excess sewing equipment currently located at 314 Water Street, Washington, Georgia; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property so as to become a fixture or an accession to real property unless it is attached to the Real Property subject to the Mortgage; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) at any time a Default or an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Customs in such Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Agent may, at its option, (a) upon notice to Administrative Borrower, cure any default by any Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent therein or the ability of any Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including the Records, and (b) each Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (provided, that, such Borrower shall make such personnel, equipment, supplies and premises available to Agent or its designee in such manner so as to minimize any interference with the operations of such Borrower and so as to enable Agent or its designee to comply with applicable health and safety procedures and regulations) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

         7.8 Bills of Lading and Other Documents of Title. In the event that any Inventory which would otherwise be Eligible Inventory located outside the United States of America which is in transit to premises of a Customs Broker in the United States or premises of any Borrower as described in the definition of Eligible Inventory, constitutes Eligible Inventory then (a) such Borrower shall cause all bills of lading and other documents of title relating to goods being purchased by such Borrower which are outside the United States and in transit to the premises of such Borrower or the premises of a Customs Broker in the United States to name such Borrower as consignee, unless and until Agent may direct otherwise; (b) at such time and from time to time as Agent may direct, such Borrower shall cause Agent or such financial institution or other person as Agent may specify to be named as consignee; (c) without limiting any other rights of Agent hereunder, Agent shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, such Borrower any bill of lading or other document of title with respect to such goods naming such Borrower as consignee to Agent; (d) there shall be three (3) originals of each of such bill of lading or other document of title which unless and until Agent shall direct otherwise shall be delivered as follows: (i) one (1) original to such Customs Broker as such Borrower may specify (so long as Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker), and (ii) two (2) originals to Agent or to such other person as Agent may designate for such purpose; (e) such Borrower shall obtain a copy (but not the originals) of such bill of lading or other documents from the Customs Broker; and (f) such Borrower shall cause all bills of lading or other documents of title relating to goods purchased by such Borrower which are outside the United States and in transit to the premises of such Borrower or the premises of a Customs Broker in the United States to be issued in a form so as to constitute negotiable documents as such term is defined in the UCC.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby represents and warrants to Agent, Lenders and Issuing Bank the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing, in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of such Borrower and its Subsidiaries, taken as whole, or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Borrowers do not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. (a) All financial statements relating to any Borrower which have been or may hereafter be delivered by any Borrower to Agent and Lenders have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of such Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Agent prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent audited financial statements furnished by Borrowers to Agent prior to the date of this Agreement.

                  (b) The pro forma balance sheets and future cash flow projections for Borrowers and their Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by Borrowers to Agent prior to the date of this Agreement represent the reasonable, good faith opinion of Borrowers and their management as to the subject matter thereof.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the address set forth on the signature page hereto, and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower and sets forth the owners and/or operators thereof and to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens, Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof other than Collateral located in a Borrower's locations outside of the United States as set forth in item 9 of the Information Certificate. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of each Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower would result in any material adverse change in the assets, business or prospects of Borrowers and their Subsidiaries, taken as a whole, or would impair the ability of Borrowers to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce any Obligations or realize upon any Collateral.

         8.7 Compliance with Other Agreements and Applicable Laws.

                  (a) Borrowers are not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, piles and orders promulgated thereunder).

                  (b) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business. Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by each Borrower as of the date hereof by any Federal, State or local governmental agency and any applications pending by each Borrower with such federal, state or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of such Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrowers and their respective Subsidiaries, taken as a whole, to perform its obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Agent under this Agreement or any of the other Financing Agreements. All of the

Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8 Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 hereto, Borrowers and their Subsidiaries have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers and their Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or any Subsidiary of any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) Borrowers and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrowers and their Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9 Employee Benefits.

                  (a) Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has not been fully cured by reversal of the transaction or otherwise, including payment in full of any applicable fees or penalties.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) do not exceed such Plan's liabilities under Section 4001(a)(16) of ERISA;
(iii) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability), under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrowers and their ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of each Borrower to establish new accounts in accordance with Section
9.13 below.

         8.11 Intellectual Property. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of the knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property.
Schedule 8.11 sets forth all of the agreements or other arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another person, or owned by such Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

         8.12 Acquisition of Assets.

                  (a) The Junkfood Purchase Documents and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment of all conditions precedent set forth therein and giving effect to the terms of the Junkfood Purchase Documents and the assignments to be executed and delivered by Junkfood Seller (or any of its Affiliates or Subsidiaries) thereunder, JCC has acquired and has good and marketable title to the assets of Junkfood, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

                  (b) All actions and proceedings, required by the Junkfood Purchase Documents in respect of the Junkfood Acquisition, applicable law or regulation (including compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable) to be taken have been taken and the transactions required thereunder have been duly and validly taken and consummated hereof.

                  (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Junkfood Purchase Documents and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Junkfood Purchase Documents.

                  (d) JCC has delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Junkfood Purchase Documents.

         8.13 Solvency. Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.

         8.14 Labor Disputes.

                  (a) Set forth on Schedule 8.14 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Borrower and any union, labor organization or other bargaining agent in respect of the employees of any Borrower on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or, to the best of the knowledge of each Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to best of the knowledge of each Borrower, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of the knowledge of each Borrower, threatened against any Borrower.

         8.15 Corporate Name: Prior Transactions. No Borrower has, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

         8.16 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrowers permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any Subsidiaries of any Borrower which prohibit or otherwise restrict (a) the transfer of cash or other assets
(i) between any Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of any Borrower or (b) the ability of any Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.17 Material Contracts. Schedule 8.17 hereto sets forth all Material Contracts to which each Borrower is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. No Borrower is in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers and their Subsidiaries, taken as a whole, which has not been fully and accurately disclosed to Agent in writing.

         8.19 Survival of Warranties, Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional Loan, advance or Letter of Credit hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Borrower hereby covenants and agrees, on behalf of itself and its Subsidiaries, as applicable below, as follows:

         9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Agent thirty (30) days prior written notice of any proposed change in any Borrower's corporate name, which notice shall set forth the new name and Borrowers shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

         9.2 New Collateral Locations. Each Borrower may open any new location within the continental United States provided such Borrower (a) gives Agent fifteen (15) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3 Compliance with Laws, Regulations, Etc.

                  (a) Each Borrower shall, and shall cause any Subsidiary of such Borrower to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

                  (b) At the reasonable request of Agent and in any event, to the extent required by applicable law, each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower to Agent. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                  (c) Each Borrower shall give both oral and written notice to Agent immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any properties at which such Borrower transported, stored or disposed of any Hazardous Materials.

                  (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Each Borrower shall indemnify and hold harmless Agent, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees actually incurred and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Agent and Lenders harmless with respect to the foregoing, and to repay to Agent or such Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Agent or Lenders from any amounts charged or paid hereunder to such Agent or Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Each Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if such Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days' prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or any of its Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

                  (a) Each Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP. Borrowers shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers, and to notify the auditors and accountants of Borrowers that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month (other than at the end of a fiscal quarter), monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrowers subject to normal year-end adjustments, (ii) within forty-five (45) days after the end of each fiscal quarter (other than at the end of the fiscal year), unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity) and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise, of Borrowers and their Subsidiaries taken as a whole, (ii) any Material Contract of any Borrower being terminated or amended or any new Material Contract entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $500,000 shall have been entered against any Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by any Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

                  (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower sends to its stockholders generally and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrowers shall deliver, or cause to be delivered, to Agent, within ninety (90) days from the date hereof, an opening unaudited consolidated balance sheet of Borrowers and their Subsidiaries after giving effect to the transactions contemplated by this Agreement and the Junkfood Purchase Documents, which present fairly the financial condition of Borrowers as of such date.

                  (e) Borrowers shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any Court or other Government Authority to the extent required by statute, rule, regulation, subpoena or court order, or to any Affiliate of any Agent or Lender or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agent and Lenders such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to

Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except for mergers of a Borrower into, or consolidations of a Borrower with, another Borrower in which a Borrower is the surviving entity; or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                           (i) sales of Inventory in the ordinary course of
business,

                           (ii) the disposition of worn-out or obsolete
Equipment so long as (A) any proceeds are paid to Agent and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrowers;

                           (iii) the issuance and sale by any Borrower of
Capital Stock of such Borrower after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower from such sale, (B) such Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof except as permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Agent or Lenders or are more restrictive or burdensome to any Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

                           (iv) the issuance of Capital Stock of any Borrower
consisting, of common stock pursuant to a stock option plan, 401(k) plan, or incentive stock award plan of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Capital Stock pursuant to such stock option plan, 401(k) plan, or incentive stock award plan which would result in an Event of Default;

                           (v) sales of Excluded Real Property (other than
Excluded Real Property covered by a Mortgage pursuant to Section 9.18 hereof) and related assets, provided, that, as to each and all of such sales (A) Agent shall have received not less than ten (10) days' prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale, the Excluded Real Property to be sold, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (B) such sale shall be on commercially reasonable terms in a bona fide arm's-length transaction with a non-affiliated person, (C) all of the Net Proceeds of any such sale shall be paid either (i) directly to Agent or (ii) to a Borrower, provided, that, the entire amount of the Net Proceeds are used to repay the outstanding amount of Loans which amounts may be reborrowed, (D) Borrowers shall not incur any liabilities in connection with such sales except as permitted herein, and (E) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

                           (vi) dispositions of investments permitted under
Section 9.10(b) to the extent the proceeds thereof are used to acquire additional investments permitted under Section 9.10(b); and

                           (vii) sales of Factored Accounts by JCC to Factor
pursuant to the Factoring Agreement or sales of such Factored Accounts to any other Qualified Factor.

                  (c) form or acquire any Subsidiaries other than those listed on the Information Certificate and as permitted in accordance with Section 9.10 hereof, except that Delta may form JCC and JCC may acquire the assets of Junkfood Seller pursuant to the Junkfood Purchase Documents;

                  (d) wind up, liquidate or dissolve, except for liquidations or dissolutions of an Immaterial Subsidiary or SAIM; or

                  (e) agree to do any of the foregoing.

         9.8 Encumbrances. Each Borrower shall not, and shall permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

                  (a) (i) the security interests and liens of Agent for itself and the benefit of Lenders;

                  (b) liens securing the payment of taxes, assessments or other government charges or levies, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

                  (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment (including Capital Leases) to secure Indebtedness permitted under Section 9.9(b) hereof;

                  (f) liens specified in any title insurance policy delivered to and accepted by Agent in connection with any Mortgage; and

                  (g) the security interests and liens set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Each Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

                  (a) (i) the Obligations; (ii) guarantees permitted by Section 9.10(d) hereof; and (iii) Indebtedness permitted by Section 9.10(h) hereof;

                  (b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of such Borrower other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired;

                  (c) Indebtedness of such Borrower under Hedging Agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and such indebtedness shall be unsecured;

                  (d) Banking Relationship Debt of Borrowers entered into by Borrowers in the ordinary course of the businesses of Borrowers consistent with the current practices of Borrowers as of the date hereof;

                  (e) the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Agent, Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments;

                  (c) the existing equity investments of such Borrower as of the date hereof in its Subsidiaries, provided, that, such Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

                  (d) guarantees by any Subsidiaries of any Borrower of the Obligations in favor of Agent and Lenders;

                  (e) stock or obligations issued to such Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

                  (f) obligations of account debtors to such Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Agent by such Borrower and promptly delivered to Agent as so endorsed;

                  (g) the loans, advances and guarantees set forth on Schedule
9.10 hereto; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

                  (h) loans by such Borrower to any other Borrower after the date hereof;

                  (i) the transactions relating to the Soffe Purchase Documents and the transactions contemplated by the Junkfood Purchase Documents;

                  (j) Permitted Acquisitions; and

                  (k) investments in the Honduras JV not to exceed an aggregate amount of $3,000,000 during the term of this Agreement.

         9.11 Dividends and Redemptions. Each Borrower shall, not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except, that:

                  (a) any Subsidiary of such Borrower may pay dividends to such Borrower;

                  (b) such Borrower may pay cash dividends or distributions from legally available funds therefor, to its shareholders from time to time in amounts such that the aggregate amount paid to shareholders since May 16, 2000 does not exceed twenty-five (25%) percent of its cumulative Net Income (calculated from May 16, 2000 to date of determination), provided, that, (i) Agent shall have received ten (10) days prior to any payment thereof, a certificate signed by such Borrower's chief financial officer (A) setting forth such Borrower's Cumulative Net Income with respect to which the dividend or distribution is to be made and providing full information and computations with respect thereto and (B) such dividend or distribution is not in violation of applicable law or any other agreement to which such Borrower is a party or by which it is bound, (ii) as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $6,000,000, and (iii) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

                  (c) such Borrower may repurchase its Capital Stock consisting of common stock, provided, that, as to (i) any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property is bound, (D) as of the date of any such payment for such repurchase and after giving effect thereto, the Excess Availability shall be not less than $3,000,000, and (E) the aggregate amount of all payments for such repurchases since May 16, 2000 shall not exceed $23,000,000.

         9.12 Transactions with Affiliates. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; or

                  (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of such Borrower, except,

                           (i) reasonable compensation to officers, employees
and directors for services rendered to such Borrower in the ordinary course of business;

                           (ii) dividends permitted under Section 9.11(b) above;

                           (iii) payments by such Borrower to the Honduras
Subsidiaries for (A) actual and necessary reasonable out-of-pocket administrative, operating and capital expenditures of the Honduras Subsidiaries for the business of such Borrower as presently conducted in the ordinary course of business (including lease payments, payroll, insurance, franchise taxes and similar items), provided, that, the amount of all such payments permitted under this Section 9.12(b)(iii)(A) in respect of capital expenditures shall not exceed $1,000,000 in the aggregate in any fiscal year of such Borrower, and (B) actual and necessary reasonable out-of-pocket legal, accounting, insurance (including premiums for such insurance), marketing, payroll and similar types of services paid for by such Honduras Subsidiary in the ordinary course of its business as conducted as of the date hereof or as the same may be directly attributable to such Borrower; provided, that, (1) such expenses are in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business as conducted on the date hereof, and (2) to the extent such expenses are payable to a Honduras Subsidiary, such expenses shall be payable upon terms no less favorable to such Borrower, than such Borrower, could obtain in a comparable arm's length transaction with a person who is not an Affiliate; and

                           (iv) payments by such Borrower to Mexican Subsidiary
for (A) actual and necessary reasonable out-of-pocket administrative, operating and capital expenses of Mexican Subsidiary for the business of such Borrower as presently conducted in the ordinary course of business (including lease payments, payroll, insurance, franchise taxes and similar items), provided, that, the amount of all such payments permitted under Section 9.12(b)(iv)(A) in respect of capital expenditures shall not exceed $1,000,000 in the aggregate in any fiscal year of such Borrower and (B) actual and necessary reasonable out-of-pocket legal, accounting, insurance (including premiums for such insurance), marketing, payroll and similar types of services paid for by Mexican Subsidiary in the ordinary course of its business as conducted as of the date hereof or as the same may be directly attributable to such Borrower; provided, that, (1) such expenses are in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business as conducted on the date hereof, and (2) to the extent such expenses are payable to Mexican Subsidiary, such expenses shall be payable upon terms no less favorable to such Borrower, than such Borrower, could obtain in a comparable arm's length transaction with a person who is not an Affiliate;

                           (v) Indebtedness permitted under Section 9,10(h)
above; and

                           (vi) investments in the Honduras JV permitted under
Section 9.10(k) above.

         9.13 Additional Bank Accounts. Each Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by such Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

         9.14 Compliance with ERISA. Each Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under
Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

         9.15 End of Fiscal Years: Fiscal Quarters. Each Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end the Saturday closest to June 30 of each year and (b) fiscal quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter, provided, that, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to June 30.

         9.16 Change in Business. Each Borrower shall not engage in any business other than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower is engaged on the date hereof.

         9.17 Limitation of Restrictions Affecting Subsidiaries. Each Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any Subsidiary of such Borrower;
(b) make loans or advances to such Borrower or any Subsidiary of such Borrower,
(c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness or permitted liens or encumbrances incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.18 Excluded Real Property; After Acquired Real Property.

                  (a) In the event that Agent determines that (i) the average daily Excess Availability of Borrowers shall have been less than $3,000,000 during any consecutive thirty (30) day period, or (ii) a Default or Event of Default exists, without limiting any other rights of Agent, or duties or obligations of Borrowers, upon Agent's request, Borrowers shall promptly, execute and deliver to Agent (A) a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages in respect of any or all of the Excluded Real Property (as Agent shall determine in its sole discretion, exercised in good faith), and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Excluded Real Property is located granting to Agent a first and only lien and mortgage on and security interest in such Excluded Real Property, fixtures or other property located thereon, and (B) such other agreements, surveys, title insurance policies, documents and instruments as Agent may require in connection therewith.

                  (b) If any Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of such Borrower, upon Agent's request, such Borrower shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

         9.19 Costs and Expenses. Borrowers shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto;
(c) charges, fees or expenses charged by any Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $850 per person per day for Agent's examiners in the field and office; and (g) the reasonable fees actually incurred and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

         9.20 Further Assurances. At the request of Agent at any time and from time to time, each Borrower shall, at Borrowers' expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Agent to execute and file one or more UCC financing statements signed only by Agent.

         9.21 Fixed Charge Coverage Ratio. If at any time during any month, Excess Availability as determined by Agent is less than $7,500,000, Borrowers shall not, as of the end of such month, permit the Fixed Charge Coverage Ratio for the twelve (12) month period most recently ending to be less than 1.50 to 1.0.

         9.22 Amount Due From Factor. Borrowers shall promptly provide Agent with copies of all reports, statements of account and other communications received by JCC from Factor with reference to the Factoring Agreement, including all Factor Status Statements, all notices of default or termination and all amendments to the Factoring Agreement (which must comply with the provisions of Section 9.23 hereof). Borrowers shall identify to Agent each month the Client Risk Accounts and amount thereof.

         9.23 Amendments to Factoring Agreement, Etc. Borrowers shall not enter into or permit any amendment or modification to the Factoring Agreement except to the extent expressly permitted under the Factor Intercreditor Agreement. Borrowers shall promptly notify Agent in writing if Factor exercises its right under the Factoring Agreement to withdraw credit aproval or a credit line with respect to any account debtor of JCC.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default and collectively as "Events of Default":

                  (a) (i) Borrowers fail to pay any of the Obligations within three (3) Business Days after the same becomes due and payable or (ii) Borrowers or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.16, or 9.21 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or Obligor of any such covenant or (iii) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by any Borrower to Agent in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent;

                  (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $500,000 in any one case or in excess of $2,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of their assets having a value in excess of $500,000 in the aggregate;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or such Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property; or

                  (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than a Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any material default under any Material Contract to any person other than Agent, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $500,000;

                  (k) any Change of Control shall occur;

                  (1) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower of which any Borrower or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral with an aggregate value in excess of $500,000 or more, or (ii) any other property of any Borrower which is necessary or material to the conduct of its business;

                  (m) there shall be a material adverse change in the business, assets or prospects of Borrowers and their Subsidiaries, taken as a whole, after the date hereof;

                  (n) there shall be an event of default under any of the other Financing Agreements; or

                  (o) there shall be (i) a default or event of default under any of the Junkfood Seller Note, the Junkfood Seller Guaranty, the Junkfood Asset Purchase Agreement or any other guaranty, security agreement, mortgage or similar agreement executed by any Borrower or Guarantor in connection therewith, or (ii) any default by Junkfood Sellers under the Junkfood Subordination Agreement.

         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other

Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Subject to
Section 12 hereof, Agent may, at any time or times, proceed directly against any Borrower or Obligor to collect the principal balance of the Obligations and all interest accrued thereon without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion and without limitation, (i) accelerate the payment of the principal balance of the Obligations and all interest accrued thereon and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the principal balance of the Obligations and all interest accrued thereon shall automatically become immediately due and payable) and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of Agent or a Lender hereunder shall automatically terminate).

                  (c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by such Borrower and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

                  (d) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower hereby grants to Agent, to the extent assignable, an, irrevocable, non exclusive license (exercisable without payment of royalty or other compensation to such Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (e) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrowers shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees actually incurred and legal expenses.

                  (f) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (i) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letters of Credit to be made by Agent and Lenders to Borrowers.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia (without giving effect to principles of conflicts of law).

                  (b) Each Borrower, Agent, Issuing Bank and Lenders irrevocably consent and submit to the nonexclusive jurisdiction of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia and waive any objection based on venue or forum, non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

                  (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon such Borrower (or Administrative Borrowe on behalf of such Borrower) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, each Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent against such Borrower for the amount of the claim and other relief requested.

                  (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, AGENT. ISSUING BANK AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER, AGENT, ISSUING BANK AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH BORROWER, AGENT, ISSUING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of its acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and each Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, each Borrower waives (i) notice prior to Agent's taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies, including the issuance of an immediate writ of possession and (ii) the benefit of all valuation, appraisement and exemption laws.

         11.3 Amendments and Waivers.

                  (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or, at Agent's option, by Agent with the authorization of the Required Lenders, and in addition, with respect to any amendments (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

                           (i) reduce the interest rate or any fees or extend
the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit, in each case without the consent of each Lender directly affected thereby,

                           (ii) increase the Commitment of any Lender over the
amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

                           (iii) release any Collateral (except as expressly
provided hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

                           (iv) reduce any percentage specified in the
definition of Required Lenders, without the consent of Agent and all of Lenders,

                           (v) consent to the assignment or transfer by any
Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

                           (vi) amend, modify or waive any terms of this Section
11.3 or Section 12.8 hereof, without the consent of Agent and all of Lenders, or

                           (vii) increase the advance rates constituting part of
the Borrowing Base, without the consent of Agent and all of Lenders.

                  (b) Agent, Lenders and Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in the event that any Borrower or Guarantor requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrowers, Agent and the Required Lenders, Borrowers, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

                  (d) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wachovia shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wachovia of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wachovia or such Eligible Transferee as Wachovia may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Wachovia shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wachovia, or such Eligible Transferee specified by Wachovia, shall pay to the Non-Consenting Lender (except as Wachovia and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

                  (e) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

         11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims), in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower shall indemnify and hold Agent, each Lender and Issuing Bank, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except, as to any indemnified party, for such losses, claims, damages, liabilities, costs or expenses resulting from gross negligence or willful misconduct of such party, its directors, agents, employees or counsel as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.

SECTION 12. THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender and Issuing Bank irrevocably designates, appoints and authorizes Wachovia to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to: (x) act as the disbursing and collecting Agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Financing Agreements; (y) execute and deliver as Agent each Financing Agreement (including the Factor Intercreditor Agreement, the Soffe Subordination Agreement, the Junkfood Subordination Agreement and each Collateral Access Agreement) and accept delivery of each such agreement by any Borrower, Guarantor or other Person; and (z) bind each Lender to the terms of the Factor Intercreditor Agreement, the Soffe Subordination Agreement and the Junkfood Subordination Agreement as if such Lender were a direct signatory thereto (including the terms of the Factor Intercreditor Agreement relating to the priority, enforcement and release of Agent's security interest and liens). Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3 Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letters of Credit for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letters of Credit is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender or Issuing Bank may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Obligations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

         12.4 Wachovia in its Individual Capacity. With respect to its Commitment and the Loans made and Letters of Credit issued by it (and any successor acting as Agent), so long as Wachovia shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity as Lender hereunder. Wachovia (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Borrower (and any Subsidiaries or Affiliates of such Borrower) as if it were not acting as Agent, and Wachovia and its Affiliates may accept fees and other consideration from any Borrower or any Obligor and any Subsidiaries and Affiliates of such Borrower or Obligor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Loans. Agent shall not make any Loans or provide any Letters of Credit to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Loans or Letters of Credit would cause the aggregate amount of the total outstanding Loans and Letter of Credit Obligations to Borrowers to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letters of Credit will cause the total outstanding Loans and Letters of Credit to Borrowers to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letters of Credit to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not exceed the aggregate amount equal to $5,000,000 outstanding at any time and shall not cause the total principal amount of the Loans and Letter of Credit Obligations to exceed the Maximum Credit and (b) no such additional Loan or Letters of Credit shall be outstanding more than ninety (90) days after the date such additional Loan or Letter of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letters of Credit provided that Agent is acting in accordance with the terms of this Section 12.8.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a monthly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and monthly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisal and financial statements;

                  (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (B) shall not be liable for any information contained in any Report, appraisal or financial statement;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Obligors and will rely significantly upon Borrowers' and any Obligor's books and records, as well as on representations of Borrowers' and any Obligor's personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

         12.11 Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the making of Loans and issuance of Letters of Credit hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letters of Credit which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of ten (10%) percent of the

Maximum Credit or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to Issuing Bank on account of Letter of Credit Obligations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans. Agent shall notify each Lender and Borrowers in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of Atlanta or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Atlanta, Georgia time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three
(3) days of Agent's demand, at the highest Interest Rate provided for in Section
3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Obligor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any fiscal quarter period of less than $500,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or any Obligor in respect of) the Collateral retained by any Borrower or any Obligor.

                  (d) Agent shall have no obligation whatsoever to any Lender, Issuing Bank or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.

         12.12 Agency for Perfection. Each Lender and Issuing Bank hereby appoints Agent and each other Lender and Issuing Bank as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender and Issuing Bank hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender or Issuing Bank obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring

Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

         13.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on August __, 2008 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received in writing by Agent at least sixty
(60) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative Borrower or any other Borrower may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Agent, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees actually incurred and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, Atlanta, Georgia time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's lost profits as a result thereof, Borrowers agree to pay to Agent, upon the effective date of such termination, an early termination fee in the amount equal to:

                                             Amount                        Period
                                             ------                        ------
                           (i)    2.0% of Maximum Credit     From the date hereof to and
                                                             including the first anniversary of
                                                             the date hereof
                           (ii)   1.0% of Maximum Credit     From and after the first
                                                             anniversary of the date hereof to
                                                             and including the second
                                                             anniversary of the date hereof
                           (iii)  .50% of Maximum Credit     From and after the second
                                                             anniversary of the date hereof to
                                                             and including August __, 2008.


Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

                  (d) Notwithstanding anything to the contrary contained in
Section 13.1(c) above, in the event of the termination of this Agreement at the request of Administrative Borrower or any other Borrower prior to the end of the term of this Agreement and the full and final repayment of all Obligations and the receipt by Agent of cash collateral all as provided in Section 13.1 (a) above, no early termination fee shall be payable by Borrowers if such payments are made to Agent with the initial proceeds of a financing transaction provided or underwritten by Wachovia to Borrowers.

         13.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also. mean the plural unless the context otherwise requires.

                  (c) All references to any Borrower, any Obligor, Agent, Lenders and Issuing Bank pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof', "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory, to Agent, if such Event of Default is capable of being cured as determined by Agent.

                  (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Agent prior to the date hereof.

                  (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (iii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (1) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

               If to Borrowers:   Delta Apparel, Inc.
                                  2750 Premiere Parkway, Suite 100
                                  Duluth, Georgia  30097
                                  Attention:  Herb Mueller
                                  Telephone No.:  (678) 775-6900
                                  Telecopy No.:   (678) 584-1880

               If to Agent:       Wachovia Bank, National Association
                                  110 East Broward Boulevard
                                  Suite 2050
                                  Fort Lauderdale, Florida  33301
                                  Attention:  Kerry Maxwell, Portfolio Manager
                                  Telephone No.:  (954) 467-2262
                                  Telecopy No.:   (954) 467-5520

(a) made to Agent at its address set forth above and to Borrowers at the address set forth above, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Issuing Bank, Borrowers and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.6 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent, Lenders and Issuing Bank with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.6 Assignments; Participations.

                  (a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that no part of its acquisition of its Loans is made out of assets of any employee benefit plan, (ii) such transfer or assignment will not be effective until recorded by Agent on the Register and
(iii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                  (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Obligor or any of their Subsidiaries or the performance or observance by any Borrower or any Obligor of any of the

Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Obligors and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that no part of its acquisition of its participation is made out of assets of any employee benefit plan. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(l) of the Code.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

                  (g) Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or

Participants. Borrowers shall certify the correctness and accuracy of all descriptions of Borrowers and their affairs provided, prepared or reviewed by any Borrower that are contained in any selling materials prepared for potential Lenders in connection with the initial syndication of the Loans and all other information provided by it and included in such materials.

                  (h) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender which is a party hereto at the date hereof, or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by Administrative Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide Agent and Administrative Borrower with two original U.S. Internal Revenue Service Forms W-8BEN or W-8ECI, or any successor or other form prescribed by the U.S. Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

         13.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.8 No Novation; Reaffirmation of Grant of Security Interest.

                  (a) Each Borrower agrees that the security interests and liens granted to Wachovia, as Agent, pursuant to the Existing Loan Agreements and the Existing Financing Agreements (as defined in the Existing Loan Agreements), shall remain outstanding and in full force and effect in accordance with the Existing Financing Agreements, in each case, as amended as of the date hereof and shall continue to secure the Obligations.

                  (b) Each Borrower, Agent, Issuing Bank and each Lender acknowledges and agrees that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Existing Loan Agreements) arising in connection with the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith; (ii) each Borrower, Agent, Issuing Bank and each Lender intends that the Collateral pledged under the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Existing Loan Agreements) under the Existing Loan Agreements and the other Existing Financing Agreements executed in connection therewith as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; and (iii) all security interests and liens granted under or evidenced by the Existing Loan

Agreements and the other Existing Financing Agreements executed in connection therewith are hereby ratified, confirmed and continued.

                  (c) Each Borrower, Agent, Issuing Bank and each Lender intends that by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation or an accord and satisfaction.

         13.9 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

         IN WITNESS WHEREOF, Agent, Borrower and Guarantors have caused these presents to be duty executed as of the day and year first above written.


AGENT AND                                   BORROWERS:
LENDER:

WACHOVIA NATIONAL BANK,                     DELTA APPAREL, INC., a Georgia
NATIONAL ASSOCIATION                        corporation


By: /s/ Steven Cole                         By: /s/ Herbert M. Mueller
   -------------------------------             ---------------------------------

Title: Director                             Title: VP and CFO
      ----------------------------                ------------------------------


Address:                                    Chief Executive Office:
-------                                     ----------------------

200 Galleria Parkway                        2750 Premier Parkway
Suite 1500                                  Suite 100
Atlanta, Georgia 30339                      Duluth, Georgia 30097


LENDERS:

Siemens Financial Services, Inc.            M.J. SOFFE CO., a North Carolina
----------------------------------          corporation

By:  /s/ Joseph Accardi                     By: /s/ Herbert M. Mueller
   -------------------------------             ---------------------------------

Title: VP                                   Title: VP and CFO
      ----------------------------                 -----------------------------

Address:                                   Chief Executive Office:
-------                                    ----------------------

----------------------                     2750 Premier Parkway
----------------------                     Suite 100
----------------------                     Duluth, Georgia 30097



                    [Signatures continued on following page]

                                           JUNKFOOD CLOTHING COMPANY, a
---------------------------------          Georgia corporation


By:                                         By: /s/ Herbert M. Mueller
   ------------------------------               --------------------------------

Title:                                      Title: VP and Asst. Secretary
      ---------------------------                 ------------------------------

Address:                                    Chief Executive Office:
-------                                     ----------------------

--------------------------------            2750 Premier Parkway
--------------------------------            Suite 100
--------------------------------            Duluth, Georgia 30097

                                    EXHIBIT A
                                       to
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 200_ is made between _____________________(the "Assignor") and ____________________________(the
"Assignee").

                                   WITNESSETH:

         WHEREAS, Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company (collectively, "Borrowers") as set forth in the Second Amended and Restated Loan and Security Agreement, dated August ____, 2005, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrowers in an aggregate amount not to exceed $85,000,000 (the "Commitment");

         WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $_____________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee,. and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty

(except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be (___%) percent.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $_____________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $ _____________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

         2. Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $_____________, representing Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.6(a) of the Loan Agreement.

         3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         5. Effective Date; Notices.

                  (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be ___________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

                  (ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                  (iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent; Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

                  (iv) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

                  (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent, for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as
Schedule 1.

         6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

                  (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

                  (b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

         7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers, prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and. regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

                  (a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

                  (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any

Person is required of it for such execution, delivery or performance, and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.

         9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Georgia State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED

DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                   [ASSIGNOR]


                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------



                                                   [ASSIGNEE]


                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE
                             ________________, 20__


Attn:________________________

         Re: Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company

Ladies and Gentlemen:

         Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company (collectively, "Borrowers") as set forth in the Second Amended and Restated Loan and Security Agreement, dated August ___, 2005, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         l. We hereby give you notice of, and request your consent to, the assignment by ____________________ (the "Assignor") to__________________ (the
"Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to______ (_%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand that the Assignor's Commitment shall be reduced by $___________, as the same may be further reduced by other assignments on or after the date hereof.

         2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if Assignee were the Lender originally holding such interest under the Loan Agreement.

         3. The following administrative details apply to Assignee:

             (A)    Notice address:___________________
                    Assignee name:___________________
                    Address:_________________________
                            _________________________
                            _________________________
                    Attention:________________________
                    Telephone:_______________________
                    Telecopier:_______________________

             (B)    Payment instructions:

                    Account No.:_____________________
                    At:_____________________________
                    Reference:_______________________
                    Attention:________________________


         4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                                   Very truly yours,

                                                   [NAME OF ASSIGNOR]


                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------



                                                   [NAME OF ASSIGNEE]


                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By:
    --------------------------------

Title:
      ------------------------------

BORROWERS*:

DELTA APPAREL, INC.

By:
    --------------------------------

Title:
      ------------------------------


M.J. SOFFE CO.

By:
    --------------------------------

Title:
      ------------------------------


JUNKFOOD CLOTHING  COMPANY

By:
    --------------------------------

Title:
      ------------------------------



----------
* No signature of Borrowers required if a Default or Event of Default exists.

                                    EXHIBIT B

                                  PRICING GRID

For the first six months after the Closing Date, the applicable margin for Prime Rate Loans will be -.25% and the applicable margin for Eurodollar Rate Loans will be 1.50%. Thereafter, the applicable margin will be increased or decreased on a quarterly basis, based upon the following pricing grid:


                    When Excess Availability or                                  Applicable                 Applicable
      Level       Fixed Charge Coverage Ratio Is:                            Prime Rate Margin        Eurodollar Rate Margin
      -----       ------------------------------                             -----------------        ----------------------
     Level 1      greater than or equal to $30,000,000 or >2.5:1                   -.50%                        1.25%

     Level 2      greater than or equal to $20,000,000 < $30,000,000               -.25%                        1.50%
                  or greater than or equal to 2.0:1 or less than 2.5:1

     Level 3      >10,000,000 <$20,000,000 or greater than or                         0%                        1.75%
                  equal to 1.5:1 or less than 2.0:1

     Level 4      less than or equal to 10,000,000 or less than 1.5:1               .25%                        2.25%


At any time that an Event of Default exists, the applicable margin shall be adjusted immediately to the margin applicable for Level 4. For the avoidance of doubt, Borrowers shall be entitled to the Level most favorable to Borrowers in which either the Excess Availability or Fixed Charge Coverage Ratio test is met for such Level.